Exhibit 10.2

2009 Motorola Incentive Plan

Performance Period	January 1, 2009 through December 31, 2009

Performance Measures	Controllable Free Cash Flow: Operating Cash Flow calculated according to GAAP, excluding cash flow related to (i) income taxes, (ii) non-operating income or expense, and (iii) unallocated incentive and function costs, less Capital Expenditure. (Capital Expenditure is defined as the original cost of acquiring property, plant and equipment, as reported in the investing section of the cash flow statement per GAAP).

Operating Earnings: calculated according to GAAP, excluding the effect of the following items: (i) reorganization, asset impairment, extraordinary, unusual and/or non-recurring items of gain or loss, separately identified in the Company’s quarterly earnings press releases; (ii) changes in tax or accounting regulations or laws: (iii) the effect of discontinued operations; (iv) the effect of a significant merger or acquisition; and (v) expenses related to the issuance of employee stock options and MOTshare, intangible amortization, and unallocated incentive and function costs.

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